Exhibit 99.1

PRESS RELEASE

CONTACT:
Brian L. Cantrell
Alliance Resource Partners, L.P.
1717 South Boulder Avenue, Suite 400
Tulsa, Oklahoma 74119
FOR IMMEDIATE RELEASE	(918) 295-7673

ALLIANCE RESOURCE PARTNERS, L.P.

Completes Acquisition of Oil and Gas Mineral Interests

TULSA, OKLAHOMA, August 2, 2019 – Alliance Resource Partners, L.P. (NASDAQ: ARLP) today announced that it has completed the previously announced acquisition of oil and gas mineral interests from Wing Resources, LLC and Wing Resources II, LLC (collectively, "Wing") for a cash purchase price of $145.0 million.  The transaction increases ARLP’s presence in the Permian Basin through the addition of approximately 9,000 net royalty acres in the Midland Basin with exposure to more than 400,000 gross acres.  The effective date of the transaction is May 1, 2019.

There are 827 gross horizontal wells currently producing on the newly acquired acreage delivering estimated net production of over 500 BOE per day (71% oil, 14% NGLs).  With an additional 405 drilled but uncompleted wells and 298 permits, these assets are under active development by well-capitalized operators bringing visible and near-term growth to current production.

"Today’s announcement reflects ARLP’s commitment to build its oil and gas minerals segment as a strategic growth platform," said Joseph W. Craft III, Chairman, President and Chief Executive Officer.  "The Wing acquisition enhances our already significant ownership position in the prolific, liquids-rich Permian Basin.  Combined with our other minerals assets, we expect the organic growth of our minerals segment to provide meaningful EBITDA and cash flow contributions within the next two years.  Continued disciplined acquisitions will further enhance the long-term cash flow growth for ARLP and create value for our unitholders."

ARLP now directly owns approximately 51,000 net royalty acres concentrated in the Permian Basin (47.0%), SCOOP/STACK (40.0%), Bakken (8.0%) and Appalachian Basin (5.0%).  ARLP also indirectly owns approximately 4,000 net royalty acres through its limited partner interest in AllDale Minerals III, LP.  With the acquisition of these mineral interests from Wing and changes to our previous guidance to include liquids volumes, ARLP expects 2019 Segment Adjusted EBITDA contribution in the range of $48.0-$54.0 million with production net to ARLP of 4,500-4,700 BOE per day.

Evercore acted as exclusive financial advisor to ARLP with respect to this transaction.  TenOaks Energy Advisors acted as exclusive financial advisor to Wing with respect to this transaction.

About Alliance Resource Partners, L.P.

ARLP is a diversified natural resource company that generates income from coal production and oil and gas mineral interests located in strategic producing regions across the United States.

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ARLP currently produces coal from eight mining complexes it operates in Illinois, Indiana, Kentucky, Maryland and West Virginia.  ARLP also operates a coal loading terminal on the Ohio River at Mount Vernon, Indiana.  ARLP markets its coal production to major domestic and international utilities and industrial users and is currently the second largest coal producer in the eastern United States.

ARLP generates royalty income from mineral interests it owns in premier oil and gas producing regions in the US, primarily the Anadarko, Permian, Williston and Appalachian basins.

In addition, ARLP also generates income from a variety of other sources.

News, unit prices and additional information about ARLP, including filings with the Securities and Exchange Commission, are available at http://www.arlp.com. For more information, contact the investor relations department of ARLP at (918) 295-7674 or via e-mail at investorrelations@arlp.com.

FORWARD-LOOKING STATEMENTS:  With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results.  These risks, uncertainties and contingencies include, but are not limited to, the following: changes in coal prices, which could affect our operating results and cash flows; changes in competition in domestic and international coal markets and our ability to respond to such changes; legislation, regulations, and court decisions and interpretations thereof, both domestic and foreign, including those relating to the environment and the release of greenhouse gases, mining, miner health and safety and health care; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; risks associated with the expansion of our operations and properties; our ability to identify and complete acquisitions; dependence on significant customer contracts, including renewing existing contracts upon expiration; adjustments made in price, volume or terms to existing coal supply agreements; changing global economic conditions or in industries in which our customers operate; recent action and the possibility of future action on trade made by United States and foreign governments; the effect of new tariffs and other trade measures; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; fluctuations in coal demand, prices and availability; changes in oil & gas prices, which could, among other things, affect our investments in oil & gas mineral interests; our productivity levels and margins earned on our coal sales; decline in or change in the coal industry's share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of other sources of electricity, such as natural gas, nuclear energy and renewable fuels; changes in raw material costs; changes in the availability of skilled labor; our ability to maintain satisfactory relations with our employees; increases in labor costs including costs of health insurance and taxes resulting from the Affordable Care Act, adverse changes in work rules, or cash payments or projections associated with post-mine reclamation and workers' compensation claims; increases in transportation costs and risk of transportation delays or interruptions; operational interruptions due to geologic, permitting, labor, weather-related or other factors; risks associated with major mine-related accidents, mine fires, mine floods or other interruptions; results of litigation, including claims not yet asserted; foreign currency fluctuations that could adversely affect the competitiveness of our coal abroad; difficulty

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maintaining our surety bonds for mine reclamation as well as workers' compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding post-mine reclamation as well as pension, black lung benefits and other post-retirement benefit liabilities; uncertainties in estimating and replacing our coal reserves; uncertainties in estimating and replacing our oil & gas reserves; uncertainties in the amount of oil & gas production due to the level of drilling and completion activity by the operators of our oil & gas properties; a loss or reduction of benefits from certain tax deductions and credits; difficulty obtaining commercial property insurance, and risks associated with our participation in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with equity investments in companies we do not control.

Additional information concerning these and other factors can be found in ARLP's public periodic filings with the SEC, including ARLP's Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 22, 2019 and ARLP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 6, 2019 with the SEC.  Except as required by applicable securities laws, ARLP does not intend to update its forward-looking statements.

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